UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_____________________________________

SCHEDULE 14A
(Rule 14a-101)

_____________________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SeaStar Medical Holding Corporation
(Name of Registrant as Specified in its Charter)

___________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE & PROXY STATEMENT

2025 Special Meeting of Stockholders

December 18, 2025

10 am MST

SeaStar Medical Holding Corporation

3513 Brighton Blvd, Suite 410

Denver, CO 80216

November        , 2025

To Our Stockholders:

You are cordially invited to attend the 2025 Special Meeting of Stockholders (the “Special Meeting”) of SeaStar Medical Holding Corporation at 10 am MST, on Thursday, December 18, 2025. The Special Meeting will be held virtually, and no physical meeting will be held.

The Notice of Special Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Special Meeting. Please see the section titled “Who can attend the Special Meeting?” on page 3 of the Proxy Statement for more information about how to attend the meeting online.

Whether or not you attend the Special Meeting, it is important that your shares and votes are represented. Therefore, I urge you to promptly vote. Instructions for how to vote are contained on the enclosed proxy card. You can submit your vote by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you decide to attend the virtual Special Meeting, you will be able to vote online at the Special Meeting even if you have previously submitted your proxy card.

Thank you for your support.

Sincerely,

Eric Schlorff
Director and Chief Executive Officer

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION — DATED NOVEMBER 4, 2025

SeaStar Medical Holding Corporation
3513 Brighton Blvd, Suite 410
Denver, CO 80216

Notice of Special Meeting of Stockholders to Be Held Thursday, December 18, 2025

The Special Meeting of Stockholders (the “Special Meeting”) of SeaStar Medical Holding Corporation, a Delaware corporation (the “Company”), will be held at 10 am MST, on Thursday, December 18, 2025. The Special Meeting will be held virtually via live webcast. You will be able to attend the Special Meeting online by visiting www.proxypush.com/ICU. You will be able to submit questions at the meeting and vote. The Special Meeting will be held for the following purposes:

•        To approve an amendment to our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our common stock, par value $0.0001 per share (the “Common Stock”) at a ratio of 1-for-10, without reducing the authorized number of shares of the Common Stock, to be effected in the sole discretion of the Board of Directors at any time within one year of the date of the Special Meeting without further approval or authorization of stockholders (the “Reverse Stock Split Proposal”);

•        To approve an amendment to our Certificate of Incorporation to reduce the number of authorized shares of common stock by 25,000,000 to 425,000,000 shares (the “Authorized Share Proposal”); and

•        To approve a proposal to adjourn or postpone the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal or the Authorized Share Proposal.

Holders of record of the Company’s Common Stock as of the close of business on November 3, 2025, are entitled to notice of and to vote at the Special Meeting, or at any continuation, postponement or adjournment of the Special Meeting. The Special Meeting may be continued or adjourned from time to time without notice other than by announcement at the Special Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Special Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Special Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Eric Schlorff
Chief Executive Officer

Denver, CO

November        , 2025

i

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION — DATED NOVEMBER 4, 2025

SeaStar Medical Holding Corporation
3513 Brighton Blvd, Suite 410
Denver, CO 80216

Proxy Statement

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of SeaStar Medical Holding Corporation (the “Company”) of proxies to be voted at our Special Meeting of Stockholders to be held on Thursday, December 18, 2025 (the “Special Meeting”), at 10 am MST, and at any continuation, postponement, or adjournment of the Special Meeting. The Special Meeting will be held virtually via live webcast. You will be able to attend the Special Meeting online by visiting www.proxypush.com/ICU. You will be able to vote your shares electronically and submit your written questions prior to and during the meeting through the online website.

Holders of record of our common stock, par value $0.0001 per share (the “Common Stock”), as of the close of business on November 3, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting and at any continuation, postponement, or adjournment of the Special Meeting. As of the Record Date, there were 35,865,834 shares of Common Stock outstanding and entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Special Meeting.

The Company will begin mailing, or otherwise make available to stockholders, instructions on how to access the proxy materials and how to vote to stockholders on or about November     , 2025. In this Proxy Statement, “Company”, “we”, “us”, and “our” refer to SeaStar Medical Holding Corporation.

Proposals

At the Special Meeting, you will be asked:

•        To approve an amendment to our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our Common Stock at a ratio of 1-for-10 (the “Reverse Stock Split”), without reducing the authorized number of shares of the Common Stock, to be effected in the sole discretion of the Board at any time within one year of the date of the Special Meeting without further approval or authorization of stockholders (the “Reverse Stock Split Proposal”);

•        To approve an amendment to our Certificate of Incorporation to reduce the number of authorized shares of common stock by 25,000,000 to 425,000,000 shares (the “Authorized Share Proposal”); and

•        To approve a proposal to adjourn or postpone the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal or the Authorized Share Proposal (the “Adjournment Proposal”).

We know of no other business that will be presented at the Special Meeting. If any other matter properly comes before the stockholders for a vote at the Special Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

•        FOR the Reverse Stock Split Proposal;

•        FOR the Authorized Share Proposal; and

•        FOR the Adjournment Proposal

If any other matter properly comes before the stockholders for a vote at the Special Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this Proxy Statement.    You are viewing or have received these proxy materials because our Board is soliciting your proxy to vote your shares at the Special Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Printed Copies of Our Proxy Materials.    You have received or will receive printed copies of our proxy materials, and instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding.    The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Continental Stock Transfer and Trust Company at 1-800-509-5586 or in writing at Continental Stock Transfer and Trust, 1 State Street 30th Floor, New York, NY 10004-1561.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Continental Stock Transfer and Trust Company at 1-800-509-5586 or in writing at Continental Stock Transfer and Trust, 1 State Street 30th Floor, New York, NY 10004-1561.

QUESTIONS AND ANSWERS ABOUT THE 2025 SPECIAL MEETING OF STOCKHOLDERS

Who is entitled to vote at the Special Meeting?

The Record Date for the Special Meeting is November 3, 2025, which was approved by our Board. You are entitled to vote at the Special Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Special Meeting. Each outstanding share of Common Stock is entitled to one vote for each matters before the Special Meeting. At the close of business on the Record Date, there were 35,865,834 shares of Common Stock outstanding and entitled to vote at the Special Meeting.

How many shares must be present to hold the Special Meeting?

A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting online or by proxy of the holders of at least 33 1/3% of the Common Stock of the Company issued and outstanding and entitled to vote on the Record Date, or 11,955,278 shares, will constitute a quorum.

Who can attend the Special Meeting?

The Company has decided to hold the Special Meeting online. You may attend and participate in the Special Meeting online by visiting the following website: www.proxypush.com/ICU. You will be able to vote your shares electronically and submit your written questions prior to and during the meeting through the online website.

If you decide to join the Special Meeting online, we encourage you to access the meeting prior to the start time. Online check-in will begin at 9:50 am MST, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Special Meeting?

If a quorum is not present at the scheduled time of the Special Meeting, the Chairperson of the Special Meeting is authorized by our Amended and Restated Bylaws (the “Bylaws”) to adjourn the meeting, without the vote of stockholders.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record.    If you are a stockholder of record, you may vote:

•        by Internet — You can vote over the Internet at www.proxypush.com/ICU by following the instructions on the proxy card;

•        by Telephone — You can vote by telephone by calling 1-866-868-2739 and following the instructions on the proxy card;

•        by Mail — You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

•        at the Meeting — You can use the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 pm MST on December 17, 2025. To participate in the Special Meeting online, including to vote via the Internet or telephone, you will need the 12-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Special Meeting, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. If you submit your proxy ahead of time, you may still decide to attend the Special Meeting and vote your shares at the meeting.

Beneficial Owners of Shares Held in “Street Name.”    If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers.

Can I change my vote after I submit my proxy?

Yes. If you are a registered stockholder, you may revoke your proxy and change your vote:

•        by submitting a duly executed proxy bearing a later date;

•        by granting a subsequent proxy through the Internet or telephone;

•        by giving written notice of revocation to the Secretary of the Company prior to or at the Special Meeting; or

•        by voting online at the Special Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Special Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Special Meeting or otherwise voting through your bank or broker.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 1 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.

Will any other business be conducted at the Special Meeting?

We know of no other business that will be presented at the Special Meeting. If any other matter properly comes before the stockholders for a vote at the Special Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Will there be a question-and-answer session during the Special Meeting?

As part of the Special Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Special Meeting as a stockholder by following the procedures outlined above in “Who can attend the Special Meeting?” will be permitted to submit questions during the Special Meeting through the Special Meeting webpage. We have the discretion to decline responses to any questions submitted by stockholders.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Special Meeting webpage for stockholders that have accessed the Special Meeting as a stockholder by following the procedures outlined above in “Who can attend the Special Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld/Abstentions and Broker Non-Votes
Proposal 1: Reverse Stock Split Proposal	The affirmative vote of the majority of the votes cast	Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Proposal 2: Authorized Share Proposal	The affirmative vote of the majority of the votes cast	Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Proposal 3: Adjournment Proposal	The affirmative vote of the majority of the votes cast	Abstentions and broker non-votes will have no effect on the outcome of this proposal.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld and abstentions have no effect on the outcome of the Reverse Stock Split Proposal, the Authorized Share Proposal or the Adjournment Proposal.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the approval of issuance of shares of Common Stock. Broker non-votes count for purposes of determining whether a quorum is present. We believe that the Reverse Stock Split Proposal, the Authorized Share Proposal and the Adjournment Proposal are routine matters on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions.

Where can I find a list of stockholders?

A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Special Meeting for a purpose germane to the meeting by sending an email to Investor Relations at ir@seastarmed.com, stating the purpose of the request and providing proof of ownership of Common Stock. The list of these stockholders will also be available during the Special Meeting or on the instructions that accompanied your proxy materials.

Where can I find the voting results of the Special Meeting?

We plan to announce preliminary voting results at the Special Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Special Meeting.

Who will be soliciting votes from stockholders?

Our Board is soliciting proxies for use at the Special Meeting. The Company has engaged Medicant Communications Inc., a BetaNXT company (“Medicant”), to assist in the solicitation of proxies for the Special Meeting. We have agreed to pay Medicant a fee of $6,500 and will reimburse Medicant’s reasonable and customary out-of-pocket expenses. All costs associated with this solicitation will be borne directly by the Company. We will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Common Stock and in obtaining voting instructions from those owners. Our directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the internet or in person. They will not be paid any additional amounts for soliciting proxies.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of Common Stock on October 28, 2025 by:

•        each person known by the Company to be the beneficial owner of more than 5% of outstanding Common Stock;

•        each of the Company’s current named executive officers and directors; and

•        all current executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below will have sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws.

Common stock issuable upon exercise of warrants or options currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

Subject to the paragraph above, the percentage ownership of Common Stock is based on 34,825,417 shares of Common Stock outstanding as of October 27, 2025.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		% of Class
Five Percent Holders
Intracoastal Capital, LLC(1)	3,976,179		9.99%
Directors and Executive Officers(2)
Eric Schlorff(3)	63,253		*
Kevin Chung(4)	35,844		*
Bradford Towne(5)	3,667		*
Jennifer A. Baird	22,667		*
John Neuman	82,667		*
Kenneth Van Heel(6)	46,859		*
Bernadette N. Vincent	2,667		*
All directors and executive officers as a group (10 persons)	257,624	(7)	*

____________

*        Less than 1%.

(1)      The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Intracoastal Capital LLC (“Intracoastal”), is based on the Schedule 13G filed by Intracoastal on June 27, 2025. According to the Schedule 13G, Intracoastal, Mitchell P. Kopin and Daniel B Asher beneficially have shared voting and dispositive power over up to 4,138,247 shares comprising up to 1,240,000 shares of common stock and 2,898,247 warrants exercisable for common stock. According to our records, Intracoastal holds an aggregate of 5,337,845 warrants to purchase common stock (the “Intracoastal Warrants”). The shares beneficially owned reflect that the Intracoastal Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts Intracoastal from exercising that portion of the Intracoastal Warrants that would result in Intracoastal and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Intracoastal and Mr. Kopin is 245 Palm Trail, Delray Beach, Florida 33483 and the address of Mr. Asher is 1011 Lake Street, Suite 311, Oak Park, Illinois 60301.

(2)      Unless otherwise noted, the business address of each of the following entities or individuals is c/o SeaStar Medical Holding Corporation, 3513 Brighton Blvd Ste 410, Denver, CO 80216.

(3)      Includes 8,069 options to purchase the Company’s Common Stock with a weighted-average strike price of $50.57.

(4)      Includes 2,660 options to purchase the Company’s Common Stock with a weighted-average exercise price of $46.00.

(5)      Includes 333 shares of Common Stock issuable upon the vesting of restricted stock units set to vest within 60 days of November 3, 2025.

(6)      Includes 1,459 of options to purchase the Company’s Common Stock with a weighted-average exercise price of $24.34, of which 15 unvested stock options are expected to vest within 60 days of November 3, 2025.

(7)      Includes 12,188 options to purchase the Company’s common stock with a weighted-average exercise price of $46.43. of which 15 unvested options are expected to vest within 60 days of November 3, 2025, and 333 shares of Common Stock issuable upon the vesting of restricted stock units set to vest within 60 days of November 3, 2025.

Proposal 1: Approval of an Amendment to our CERTIFICATE OF INCORPORATION to Effect the Reverse Stock Split

Background and Overview

General

At the Special Meeting, our stockholders will be asked to approve a proposal to amend our Certificate of Incorporation to effect the Reverse Stock Split of the issued and outstanding shares of our Common Stock, at an exchange ratio of 1-for-10 shares outstanding, to be effected in the sole discretion of the Board at any time within one year of the date of the Special Meeting. Such authority will expire at the one-year anniversary of the Special Meeting if the Reverse Stock Split has not been effected by then. Upon the effectiveness of such amendment to the Certificate of Incorporation to effect the Reverse Stock Split, or the Reverse Stock Split effective time, the issued and outstanding shares of our Common Stock immediately prior to the Reverse Stock Split effective time will be reclassified into a smaller number of shares such that each stockholder will own one new share of our Common Stock for each 10 shares of issued Common Stock held by such stockholder immediately prior to the Reverse Stock Split effective time, as specified. If the Reverse Stock Split is implemented, pursuant to the amendment to the Company’s Certificate of Incorporation that gives effect to the Reverse Stock Split, the total number of authorized shares of Common Stock will remain unchanged.

By approving this Proposal 1, Company stockholders will: (a) approve an amendment to the Certificate of Incorporation pursuant to which 10 issued and outstanding shares of Common will be combined and reclassified into one share of Common Stock; and (b) authorize the Company’s Board to file an amendment, as determined by the Board in its sole discretion. Should the Company receive the required stockholder approval for this Proposal 1, and following such stockholder approval, the Board determines that effecting the Reverse Stock Split is in the best interests of Company and its stockholders, the Reverse Stock Split will become effective as specified in the amendment filed with the Secretary of State of the State of Delaware. Upon the effective time of the Reverse Stock Split, every 10 shares of our Common Stock outstanding immediately prior to the reverse stock split effective time will be combined and reclassified into one share of our Common Stock.

The amendment to the Certificate of Incorporation to effect the Reverse Stock Split, as more fully described below, will effect the Reverse Stock Split but will not change the number of authorized shares of our Common Stock or preferred stock, or the par value of our Common Stock or preferred stock.

The form of this proposed certificate of amendment to the Certificate of Incorporation is attached to this Proxy Statement as Appendix A.

Notwithstanding approval of this Proposal 1 by Company stockholders, the Board may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the Reverse Stock Split, as permitted under Section 242(c) of the Delaware General Corporation Law.

No fractional shares will be issued in connection with the Reverse Stock Split. To avoid the existence of fractional shares of Common Stock, any fractional shares that would otherwise be issued as a result of the Reverse Stock Split will be rounded up to the nearest whole share. Where shares are held in certificated form, the surrender of all old certificate(s) and receipt by Continental Stock Transfer and Trust Company (the “Exchange Agent”) of a properly completed and duly executed transmittal letter will be required.

Our Certificate of Incorporation currently authorizes us to issue a maximum of 450,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock. Our issued and outstanding securities as of the Record Date are 35,865,834 shares of Common Stock and no shares of preferred stock. Based on the number of shares of Common Stock issued and outstanding, immediately following the completion of the Reverse Stock Split, and, for illustrative purposes only, as a result of a 1-for-10 Reverse Stock Split, we would have approximately 3,586,584 shares of Common Stock issued and outstanding (without giving effect to the treatment of fractional shares). There are currently no shares of Common Stock issued and outstanding which would not be affected by the Reverse Stock Split. We do not expect the Reverse Stock Split itself to have any immediate economic effect on the stockholders, except to the extent any fractional shares that would otherwise be issued as a result of the Reverse Stock Split are rounded up to the nearest whole share as discussed in “Exchange Procedures-Fractional Shares” below. However, because the Reverse Stock Split would not have any effect on the authorized number of shares of our Common Stock or preferred stock, the Reverse Stock Split would increase the ratio between our authorized capital stock and our issued capital stock. This means that, subject to the limits imposed by NASDAQ Stock Market Rule 5635(d), our Board could issue a relatively larger amount of capital stock without additional action by our stockholders.

Reasons for the Amendment

The Board approved the proposal to amend the Certificate of Incorporation to effect the Reverse Stock Split for the following reasons:

•        the Board believes effecting the Reverse Stock Split will result in an increase in the minimum bid price of our Common Stock and allow the Company to have its Common Stock remain listed on The Nasdaq Capital Market;

•        the Board believes that the increase in the number of available shares of Common Stock following the Reverse Stock Split will provide the Company with the ability to support its future anticipated growth and would provide greater flexibility to consider and respond to future business opportunities and needs as they arise, including equity financings; and

•        the Board believes a higher stock price may help generate investor interest in the Company and help the Company to attract and retain employees.

Nasdaq Requirements for Continued Listing and Other Regulatory Considerations

As previously disclosed in our Current Report on Form 8-K filed on August 6, 2025, the Company received a deficiency letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the closing bid price for the Common Stock was below the minimum $1.00 per share requirement for 30 consecutive business days for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”), and the Company has been provided an initial period of 180 calendar days to regain compliance with the Bid Price Requirement. To regain compliance with the Bid Price Requirement, the closing bid price for the Common Stock must be at least $1.00 for a minimum of 10 consecutive business days.

The Board has considered the potential harm to us if we were not able to regain compliance with the Bid Price Requirement, which would result in our Common Stock being delisted from The Nasdaq Capital Market. If our Common Stock were delisted from The Nasdaq Capital Market, the trading of our Common Stock would most likely take place on an over-the-counter market established for unlisted securities, such as the Pink Sheets or the OTC Bulletin Board. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. As a result, many investors would likely not buy or sell our Common Stock due to the difficulty in accessing the over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. Further, we could experience significant negative impacts including affecting our ability to obtain alternative debt or equity financing in order to support our operations. Such delisting could also negatively affect the market price of our common stock, reduce the number of investors willing to hold or acquire our common stock, limit our ability to issue additional securities or obtain additional financing in the future, affect our ability to provide equity awards to our employees, and might negatively impact our reputation and, as a consequence, our business. Moreover, our Board believes that some potential employees are less likely to work for the Company if we have a low stock price or are no longer listed on the NASDAQ Capital Market, regardless of the size of our overall market capitalization.

In addition, as a delisted security, our Common Stock would be subject to SEC rules regarding “penny stocks,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our Common Stock. For these reasons and others, delisting would likely adversely affect the liquidity, trading volume and price of our Common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

The Board believes that a Reverse Stock Split is a potentially effective means for the Company to maintain compliance with Nasdaq Listing Rules and to avoid the adverse consequences of our Common Stock being delisted from The Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our Common Stock. The Reverse Stock Split is also expected to enable the Company to support its anticipated growth, provide greater flexibility to consider and respond to future business opportunities and to recruit, retain and reward key employees. If the Reverse Stock Split Proposal is not approved, we will be limited in our efforts to have our common stock traded on The Nasdaq Capital Market. In such event, our operations, financial condition and our ability to continue as a going concern may be materially and adversely affected.

Potential Increased Investor Interest

On November 3, 2025, our Common Stock closed at $0.5506 per share. An investment in our Common Stock may not appeal to brokerage firms that are reluctant to recommend lower-priced securities to their clients. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower-priced stocks. Also, our Board believes that most investment funds are reluctant to invest in lower-priced stocks.

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Common Stock.

The Company cannot predict whether the Reverse Stock Split will increase the market price for our Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•        the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split;

•        the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower-priced stocks;

•        the Reverse Stock Split will result in a per share price that will increase the ability of the Company to attract and retain employees; or

•        the market price per share will achieve the $1.00 minimum bid price requirement for a sufficient period for our Common Stock to regain compliance for continued listing on Nasdaq.

The market price of our Common Stock will also be based on the performance of the Company and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

The Reverse Stock Split will be realized simultaneously for all shares of our Common Stock and securities convertible into shares of our Common Stock outstanding immediately prior to the Reverse Stock Split effective time. The Reverse Stock Split will affect all holders of shares of our Common Stock outstanding immediately prior to the Reverse Stock Split effective time uniformly and each such stockholder will hold the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split will not change the par value of our Common Stock or preferred stock and will not reduce the number of authorized shares of our Common Stock or preferred stock. Our Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company’s continuing to be subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The Reverse Stock Split would significantly increase the ability of the Board to issue authorized and unissued shares in the future without further stockholder action. As of December 31, 2024, we had cash and cash equivalents of $32.5 million and total current assets of $37.5 million. However, we believe that we will require additional funding sources to fund our operations. We believe additional funding may be required during 2026. This Proxy Statement does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. We do not have any plans, proposals or arrangements, whether written or oral, to issue and sell any of the newly available shares of common stock resulting from the Reverse Stock Split for general corporate or any other purposes, other than to accommodate additional shares of our common stock to be authorized and reserved for future equity awards under our.

Effect on the Company’s Stock Plans

The Company’s Amended and Restated 2022 Omnibus Incentive Plan and the 2019 Stock Incentive Plan each provide for proportionate adjustments to the number of shares subject to the applicable plan in the event of a reverse stock split. With respect to outstanding, unexercised awards, the Reverse Stock Split will result in an increase in the applicable price per share corresponding to the ultimate reverse stock split ratio. As of October 27, 2025, the Company had a total of 1,899,765 shares of common stock reserved for issuance pursuant to the plans, consisting of (i) 258,014 shares subject to previously granted awards and (ii) 1,634,751 shares remaining available for grant.

Accordingly, if this proposal is approved by the stockholders and the Reverse Stock Split is implemented by the Board, upon the filing of an amendment in the form attached as Appendix A to our Certificate of Incorporation with the Delaware Secretary of State, the number of all outstanding equity awards, the number of shares available for issuance and awardable and the exercise price, grant price or purchase price relating to any award under the Company’s stock plans will be proportionately adjusted using the split ratio selected by the Board (subject to the treatment of fractional shares as described above). The Compensation Committee has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our stock plans. If the Reverse Stock Split is effected, the 1,899,765 shares that remain available for issuance under the Company’s 2022 Omnibus Incentive Plan and the 2019 Stock Incentive Plan, would be adjusted to 189,977 shares. In addition, the exercise price per share under each stock option would be increased by 10 times, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. For illustrative purposes only, an outstanding stock option for 4,000 shares of common stock, exercisable at $1.00 per share, would be adjusted as a result of a 1-for-10 split ratio into an option exercisable for 400 shares of common stock at an exercise price of $10.00 per share.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the amendment to the Certificate of Incorporation effecting the Reverse Stock Split, and if the Board still believes that a Reverse Stock Split is in the best interests of the Company and its stockholders, we will file the certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware following the determination by the Board to proceed with the Reverse Stock Split. Beginning at the Reverse Stock Split effective time, each stock certificate or book entry representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the Reverse Stock Split effective time, stockholders will be notified that the Reverse Stock Split has been effected. The Company expects that the Continental Stock Transfer and Trust Company will act as Exchange Agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the Exchange Agent stock certificates representing pre-split shares in exchange for stock certificates (or book-entry positions) representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates (or book-entry positions) will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. Shares held in book-entry form will be automatically exchanged. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) unless and until requested to do so.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares will receive one whole share of Common Stock in lieu of such fractional share.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company’s Board or contemplating a tender offer or other transaction for the combination of the Company with another company, the Reverse Stock Split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company’s Board and stockholders. The Company’s Board does not currently contemplate recommending the adoption of any actions that could be construed to affect the ability of third parties to take over or change control of the Company.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following paragraphs are intended as a summary of certain material U.S. federal income tax consequences to U.S. Holders (as defined below) with respect to the Reverse Stock Split, if effected. This summary does not attempt to describe all possible federal income or any other federal tax consequences of such actions nor does it address the particular circumstances of any U.S. Holder of shares of the Company’s Common Stock. In addition, it does not describe any state, local or non-U.S. tax consequences.

The following discussion is a general summary of certain material U.S. federal income tax consequences of the Reverse Stock Split, if effected, that may be relevant to holders of shares of the Company’s Common Stock that are U.S. Holders (as defined below) who hold such stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, underwriters, or other financial institutions; (iii) tax-exempt organizations, qualified retirement plans, individual retirement accounts, pension plans, or other tax-deferred accounts; (iv) dealers in securities, currencies or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships or S corporations (or other flow-through entities for U.S. federal income tax purposes and their partners, shareholders or members, as applicable); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders whose “functional currency” is not the U.S. dollar; (ix) persons holding shares of the Company’s Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction”, constructive sale, wash sale, or other integrated transaction; (x) persons who acquire shares of the Company’s Common Stock in connection with employment or other performance of services including pursuant to the exercise or cancellation of compensatory stock options or the vesting of restricted shares of the Company’s Common Stock; (xi) persons who hold shares of the Company’s Common Stock as qualified small business stock within the meaning of Section 1202 of the Code; (xii) U.S. expatriates or former long-term residents of the U.S.; (xiii) holders which own, have owned or will own (directly, indirectly or by attribution) 10% or more of the total vote or value of the Company’s stock; (xiv) holders that are subject to special tax accounting rules with respect to shares of the Company’s Common Stock; or (xv) holders that are subject to taxing jurisdictions other than, or in addition to, the U.S. or that hold shares of the Company’s Common Stock in connection with a trade or business, permanent establishment or fixed base outside the U.S. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation including, without limitation, the U.S. alternative minimum tax, the U.S. net investment income tax, or the U.S. estate and gift tax. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of the Company’s Common Stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the Reverse Stock Split and there can be no assurance the IRS will not challenge the statements and conclusions set forth in this discussion or that a court would not sustain any such challenge.

EACH HOLDER OF SHARES OF THE COMPANY’S COMMON STOCK SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of the Company’s Common Stock that for U.S. federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state or political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person

This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not such transactions are undertaken in connection with the Reverse Stock Split).

The Reverse Stock Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. Assuming such treatment is correct, a U.S. Holder generally should not recognize gain or loss upon the receipt of the Company’s Common Stock in the Reverse Stock Split except with respect to any whole share of the Company’s Common Stock received as a result of the rounding up of any fractional shares that would otherwise be issued to such U.S. Holder, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of the Company’s Common Stock in lieu of a fractional share, a U.S. Holder’s aggregate tax basis in the shares of the Company’s Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Company’s Common Stock surrendered, and such U.S. Holder’s holding period in the shares of the Company’s Common Stock received should include the holding period in the shares of the Company’s Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of the Company’s Common Stock surrendered in exchange for the shares of the Company’s Common Stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of the Company’s Common Stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

As described below in “Exchange Procedures-Fractional Shares,” no fractional shares of the Company’s Common Stock will be issued as a result of the Reverse Stock Split. Instead, if the Reverse Stock Split would result in a U.S. Holder receiving fractional shares, the number of shares to be issued to such U.S. Holder will be rounded up to the nearest whole share. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of the Company’s Common Stock are not clear. A U.S. Holder who receives one whole share of the Company’s Common Stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled. The Company is not making any representation as to whether the receipt of one whole share in lieu of a fractional share will result in income or gain to any U.S. Holder, and U.S. Holders should consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in the Reverse Stock Split.

Exchange Procedures

Book-Entry Shares

If the Reverse Stock Split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by the Exchange Agent, through the Depository Trust Company’s Direct Registration System (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split.

Exchange of Stock Certificates

If the Reverse Stock Split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be notified and offered the opportunity at their own expense to surrender their current certificates to the Exchange Agent in exchange for the issuance of new certificates reflecting the Reverse Stock Split in accordance with the procedures to be set forth in a letter of transmittal to be sent by our stock transfer agent. As soon as practicable after the effectiveness of the Reverse Stock Split, the Exchange Agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for new certificates reflecting the Reverse Stock Split.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of the Company’s Common Stock resulting from the Reverse Stock Split. Until stockholders have returned their properly completed and duly executed transmittal letter and surrendered their Old Certificate(s) for exchange, stockholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the Reverse Stock Split.

Any stockholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry form only after complying with the requirements that we and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue book-entry shares or certificates representing fractional shares. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares. Where shares are held in certificated form, the surrender of all Old Certificate(s) and receipt by the Exchange Agent of a properly completed and duly executed transmittal letter will also be required.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split described in this proposal, and we will not independently provide the stockholders with any such rights.

Interests of Directors and Executive Officers

Our directors and executive officers do not have substantial interests, directly or indirectly, in the matters set forth in this proposal, except to the extent of their ownership of shares in our Common Stock or any other of our securities.

Required Vote of Stockholders

This proposal requires that the number of votes cast in favor exceeds the number of votes cast against approval of this proposal. Abstentions are not considered votes cast and will therefore have no effect on this proposal. We believe this proposal is considered a “routine” matter under applicable stock exchange rules, and we expect your broker will have discretion to vote your shares on the Reverse Stock Split proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the approval of an amendment to the Certificate of Incorporation to effect the Reverse Stock Split.

PROPOSAL 2: Approval of an amendment to OUR Certificate of Incorporation to reduce the number of authorized shares of common stock

Our Third Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment on September 19, 2023, the Second Certificate of Amendment on June 7, 2024, and the Third Certificate of Amendment on January 27, 2025 (collectively, the “Current Certificate of Incorporation”) currently authorizes the issuance of 450,000,000 shares of Common Stock, par value $0.0001 per share. On October 21, 2025, our Board approved an amendment to our Current Certificate of Incorporation to decrease the number of shares of Common Stock that we are authorized to issue by 25,000,000 shares, from 450,000,000 shares to 425,000,000 shares, subject to stockholder approval (the “Authorized Share Amendment”). If approved by the stockholders at the Special Meeting, the Company intends to file the Authorized Share Amendment, in the form attached hereto as Appendix B, with the Secretary of State of the State of Delaware as soon as practicable following the Special Meeting. If this proposal is not approved by our stockholders, the number of shares of Common Stock authorized for issuance by our Current Certificate of Incorporation will remain unchanged.

As of October 27, 2025, of 450,000,000 currently authorized shares of Common Stock, 35,825,417 were issued and outstanding. Additionally, 1,641,751 shares remained available for issuance under our equity incentive plan, and 258,014 shares of Common Stock may be issued upon conversion of outstanding stock options, restricted stock units, while a total of 26,992,212 shares of Common Stock may be issued upon the exercise of outstanding warrants.

Purpose of the Authorized Share Amendment

The Company completed a 25-to-1 reverse stock split on June 7, 2024. As a result of the reverse stock split, every 25 shares of the Company’s issued and outstanding Common Stock were automatically combined and converted into one issued and outstanding share of Common Stock. However, the reverse stock split did not change the number of authorized shares of Common Stock and on November 26, 2024, our stockholders approved a Third Certificate of Amendment to reduce the authorized shares of Common Stock to 450,000,000. Our Board has determined in connection with Proposal 1, the Reverse Stock Split Proposal, pursuant to which the Board has recommended an additional 10-to-1 reverse stock split, to further reduce the number of authorized shares.

We are mindful of the potential negative effects of a large number of authorized but unissued shares of Common Stock. For instance, future issuances of Common Stock or securities convertible into Common Stock could have a negative impact on our earnings per share and book value per share and would dilute the voting power and ownership of our existing stockholders. In addition, the availability of a substantial number of authorized but unissued shares of Common Stock could, under certain circumstances, discourage or make more difficult efforts to obtain control of us. Further, a Delaware corporation’s franchise tax fees increase with the number of authorized shares of its capital stock. Therefore, having a larger number of authorized shares results in higher Delaware franchise tax obligations.

Given the reduced number of outstanding shares of Common Stock, and based on the Board’s assessment of the Company’s needs to issue additional shares for financing purposes in the near future, the Board determined that it is advisable and prudent to reduce the number of authorized shares of Common Stock by 25,000,000 shares, or from 450,000,000 shares to 425,000,000 shares. Our Board believes 425,000,000 authorized shares of Common Stock will provide us with sufficient flexibility to issue shares of our Common Stock as needed for the foreseeable future. In addition, a reduction to the authorized shares of Common Stock will have the immediate effect of reducing our Delaware franchise tax obligations by an estimated amount of approximately $4,000 annually based on the current total shares outstanding.

Potential Adverse Effects of the Authorized Share Amendment

Although our Board believes 425,000,000 authorized shares of Common Stock will be sufficient for our expected purposes for the foreseeable future, these expectations could turn out to be incorrect and we may require additional authorized shares sooner than we expect. In that case, we would be forced to obtain the approval of our stockholders to effect an increase to our authorized shares of Common Stock. The stockholder approval process can be time-consuming and is subject to a variety of SEC rules that implement waiting periods throughout the process, which could prevent us from obtaining any increase to our authorized shares in a timely manner. Moreover, our stockholders may not approve any future proposal to increase our authorized shares. Either of these outcomes could force us to forego opportunities that we believe to be valuable or prevent us from using equity for compensation or other corporate purposes, which could limit our flexibility and prospects and strain our cash resources.

Effectiveness of the Authorized Share Amendment

If the proposed amendment is approved by stockholders, the number of authorized shares of our Common Stock will be decreased from 450,000,000 to 425,000,000. The proposed amendment will not change the par value of the shares of our Common Stock, affect the number of shares of our Common Stock that are outstanding, or affect the rights or privileges of holders of shares of our Common Stock. If the proposed amendment is approved, it will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company expects to file promptly after the Special Meeting. If the proposed amendment is not approved by the Company’s stockholders, the number of authorized shares of Common Stock will remain unchanged.

Required Vote of Stockholders

This proposal requires that the number of votes cast in favor exceeds the number of votes cast against approval of this proposal. This proposal is a routine matter, and brokers and other nominees may generally vote in their discretion on routine matters, and therefore broker non-votes are not expected on this proposal. Abstentions are not considered votes cast and will therefore have no effect on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REDUCE THE AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 3: ADJOURNMENT OF SPECIAL MEETING

General

The Adjournment Proposal, if adopted, will allow the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to you in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Share Proposal or the Authorized Share Proposal.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by you, we may not be able to adjourn the Special Meeting to a later date or dates in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal or the Authorized Share Proposal.

Required Vote of Stockholders

This proposal requires that the number of votes cast in favor exceeds the number of votes cast against approval of this proposal. We believe this proposal is considered a “routine” matter under applicable stock exchange rules, and we expect your broker will have discretion to vote your shares on this proposal. Abstentions are not considered votes cast and will therefore have no effect on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 3513 Brighton Blvd, Suite 410, Denver, CO 80216, Attn: Corporate Secretary in writing not later than January 21, 2026.

Stockholders intending to present a proposal at the 2026 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of Director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, to our principal office, 3513 Brighton Blvd, Suite 410, Denver, CO 80216, Attn: Corporate Secretary, no later than April 4, 2026 and no earlier than March 5, 2026.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board is not aware of any matter to be presented for action at the Special Meeting other than the matters referred to above and does not intend to bring any other matters before the Special Meeting. However, if other matters should come before the Special Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Special Meeting of Stockholders is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. The Company has engaged Medicant, to assist in the solicitation of proxies for the Special Meeting. We have agreed to pay Medicant a fee of $6,500 and will reimburse Medicant’s reasonable and customary out-of-pocket expenses. All costs associated with this solicitation will be borne directly by the Company. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Where You Can Find Additional Information

We make available free of charge through our website, seastarmedical.com, our annual reports on Form 10-K and other reports that we file with the SEC as well as certain of our corporate governance policies, including the charters for the audit, compensation and nominating and corporate governance committees of the Board and our code of business conduct and ethics and related party transaction approval policy. We will also provide to any person without charge, upon request, a copy of any of the foregoing materials. Any such request must be made in writing to us at: SeaStar Medical Holding Corporation, 3513 Brighton Blvd Suite 410, Denver, CO 80216. The SEC’s website, www.sec.gov, contains reports, proxy statements, and other information that we file electronically with the SEC. The content on any website referred to in this proxy statement is not incorporated by reference in this proxy statement unless expressly noted.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. YOU MAY ALSO SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Eric Schlorff
Chief Executive Officer

Denver, CO

November            , 2025

Appendix A

Certificate of Amendment to Effect Reverse Stock Split

Certificate of Amendment

to the

Third Amended and Restated Certificate of Incorporation

Of

SeaStar Medical Holding Corporation

SeaStar Medical Holding Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1.      The name of the Corporation is SeaStar Medical Holding Corporation.

2.      The Third Amended and Restated Certificate of Incorporation of the Corporation, as amended by the Certificate of Amendment dated as of September 19, 2023, the Second Certificate of Amendment dated as of June 6, 2024, and the Third Certificate of Amendment dated as of January 27, 2025, is hereby amended by adding at the end of Article IV the following new paragraph:

“Effective immediately upon the filing of this Certificate of Amendment with the Secretary of the State of Delaware (the “Effective Time”), each ten (10) shares of the Corporation’s Common Stock, par value $0.0001 per share (“Common Stock”), then issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall automatically be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional interests as described below. Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. Stockholders of record who otherwise would be entitled to receive fractional shares in connection with such combination will instead be entitled to receive, in lieu of such fractional shares, one whole share of Common Stock.”

3.      The foregoing amendment has been duly adopted by the board of directors of the Corporation and the Corporation’s stockholders, by a majority of the votes cast at the special meeting of stockholders of the Corporation held on December 18, 2025, pursuant to Sections 141 and 242 of the DGCL.

4.      This Certificate of Amendment shall be effective on ____, at ____ p.m. Eastern Time.

IN WITNESS WHEREOF, SeaStar Medical Holding Corporation has caused this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer on this day of _____.

/s/
Chief Executive Officer

A-1

Appendix B

Certificate of Amendment to Reduce Authorized Shares

Certificate of Amendment

to the

Third Amended and Restated Certificate of Incorporation

Of

SeaStar Medical Holding Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1.      The name of the Corporation is SeaStar Medical Holding Corporation.

2.      The Third Amended and Restated Certificate of Incorporation of the Corporation, as amended by the Certificate of Amendment dated as of September 19, 2023, the Second Certificate of Amendment dated as of June 6, 2024 and the Third Certificate of Amendment dated as of January 27, 2025, is hereby amended by restating the first sentence of Article IV, Section 4.1 in its entirety as follows:

“Authorized Shares. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 435,000,000 shares, consisting of: (a) 425,000,000 shares of common stock (the “Common Stock”) and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”).”

3.      The foregoing amendment has been duly adopted by the board of directors of the Corporation and the Corporation’s stockholders, by a majority of the votes cast at the special meeting of stockholders of the Corporation held on December 18, 2025, pursuant to Sections 141 and 242 of the DGCL.

4.      This Certificate of Amendment shall be effective on ____, at ____ p.m. Eastern Time.

IN WITNESS WHEREOF, SeaStar Medical Holding Corporation has caused this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer on this day of _____.

/s/
Chief Executive Officer

B-1

Your vote matters! P.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SeaStar Medical Holding Corporation Special Meeting of Stockholders For Stockholders of record as of November 3, 2025 Thursday, December 18, 2025 10:00 AM, Mountain Time This event will be held live via the Internet- please visit www.proxydocs.com/ICU for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:00 AM, Mountain Time, December 18, 2025. This proxy is being solicited on behalf of the Board of Directors Internet: www.proxypush.com/ICU • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-868-2739 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided The undersigned hereby appoints Eric Schlorff (the “Named Proxy”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of SeaStar Medical Holding Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxy is authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxy cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

SeaStar Medical Holding Corporation Special Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE 1. To approve an amendment to our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our Common Stock at a ratio of 1-for-10, without reducing the authorized number of shares of the Common Stock, to be effected in the sole discretion of the Board at any time within one year of the date of the Special Meeting without further approval or authorization of stockholders (the “Reverse Stock Split Proposal”) 2. To approve an amendment to our Certificate of Incorporation to reduce the number of authorized shares of common stock by 25,000,000 to 425,000,000 shares (the “Authorized Share Proposal”) and 3. To approve a proposal to adjourn or postpone the Special Meeting to a later date or dates, If necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal or the Authorized Share Proposal To transact such other business as may properly come before the Special Meeting or any continuation, postponement, or adjournment of the Special Meeting FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/ICU Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date